EXHIBIT 10.17

                               INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT is made as of the 16th day of August 1996, by and between CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Company"), and Bannus B. Hudson ("Indemnitee"), a director of the Company.

                                   WITNESSTH:

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

        WHEREAS, corporate directors and officers are subjected to expensive litigation risks while the availability of directors' and officers' liability insurance is limited; and

        WHEREAS, it is now and has always been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

        WHEREAS, Indemnitee may not be willing to serve as a director without adequate protection; and

        WHEREAS, the Company desires Indemnitee to serve in such capacity.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the Company and Indemnitee hereby agree as follows:

        1. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director of the Company for so long as he is duly elected or appointed thereto or until such time as Indemnitee shall resign in writing.

        2. DEFINITIONS AS USED IN THIS AGREEMENT:

               (a) The term "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not brought by or in the right of the corporation.

               (b) The term "Expenses" means all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of any Proceeding, including any expenses reasonably incurred in successfully establishing a right to indemnification under Section 5 of this Agreement, but not including any judgments, fines, taxes, penalties or amounts paid or to be paid in settlement of such Proceeding.

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        3. INDEMNITY.

               (a) If Indemnitee was or is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the fact that Indemnitee is or was a director or officer of the Company (which, for purposes hereof, includes any constituent corporation absorbed by the Company in a consolidation or merger) or while serving as such a director or officer, is or was serving at the request of the Company as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Company shall indemnify Indemnitee against all Expenses and all judgments, fines, taxes or amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

               (b) If Indemnitee was or is a party to or threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was a director or officer of the Company (which, for purposes hereof, includes any constituent corporation absorbed by the Company in a consolidation or merger) or while serving as such a director or officer, is or was serving at the request of the Company as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses which the Court of Chancery or such other court shall deem proper.

        4. ADVANCES OF EXPENSES. Except as provided in Section 5, any indemnity for Expenses to which Indemnitee is entitled under the provisions of Section 3 shall be paid by the Company in advance within ninety (90) days after receipt of the written request of Indemnitee provided

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Indemnitee shall undertake in writing to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

        5. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification, or (in the case of a Proceeding by or in the right of the Company) any advance to which Indemnitee is otherwise entitled under the provisions of Sections 3 and 4, shall be made no later than ninety
(90) days after receipt of the written request of Indemnitee, unless a determination is made within said ninety (90) day period (a) by the board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, or (b) if such quorum is not obtainable (or even if obtainable, a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or (c) by a majority vote of the stockholders, provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted in the determination (collectively, the "Authority"), that indemnification or advances to the Indemnitee are not proper in the circumstances because there exists clear and convincing evidence that such person has not met the applicable standard of conduct set forth in Sections 3(a) or 3(b). Any such determination with respect to advances may be re-examined at any time by the Authority.

        The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction The burden of proving that indemnification or advances are not permissible shall be on the Company. Neither the failure of Company (including the Authority) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances, nor an actual determination by the Company (including the Authority) that indemnification or advances are not proper shall be a defense to the action or create a presumption that indemnification or advances are not legally permissible. Indemnitee's expenses incurred in connection with successfully establishing Indemnitee's right to indemnification or advances, in whole or in part, in any Proceeding shall also be indemnified by the Company but only in the proportion that the amount awarded Indemnitee in such proceeding bears to the amount sought by Indemnitee.

        6. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of disinterested shareholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though the Indemnitee may have ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

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        7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, taxes, penalties or amounts paid in settlement actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, taxes, penalties or amounts paid in settlement to which the Indemnitee is entitled.

        8. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall (to the extent permitted thereby) be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available.

        9. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents and instruments required and shall do everything that may be necessary to secure such right, including the execution of such documents and instruments as shall be necessary to enable the Company effectively to bring suit to enforce such rights.

        10. SAVINGS CLAUSE. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, taxes, penalties or amounts paid in settlement with respect to any Proceeding to penalties the full extent permitted by any applicable portion of this Agreement that shall not have ben invalidated.

        11. NOTICE. Indemnitee shall, as a condition precedent to the Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to it at 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056. Attention: President (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

        13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with Delaware law applicable to contracts made and to be performed in such state without giving effect to principles of conflicts of laws.

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        14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the
Company and its successors and assigns.

        15. AMENDMENT. This Agreement may only be amended by a writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date hereof.

                                 CASTLE DENTAL CENTERS, INC.



                                 By:
                                        Jack H. Castle, Jr.
                                        Chairman and Chief Executive Officer



                                 INDEMNITEE




                                 Bannus B. Hudson

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